UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2014

BLACKBAUD, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina	29492
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On October 2, 2014, Blackbaud, Inc., a Delaware corporation (“Blackbaud”), filed a Current Report on Form 8-K (the “Original Report”) reporting, among other things, the completion of its acquisition of MicroEdge Holdings, LLC, a Delaware limited liability company (“MicroEdge”), pursuant to Item 2.01 of Form 8-K. Under parts (a) and (b) of Item 9.01 therein, Blackbaud stated that it would file the required financial information by amendment, as permitted by Item 9.01(a)(4) and 9.01(b)(2) to Form 8-K. This Current Report on Form 8-K/A (Amendment No. 1) amends the Original Report in order to provide the required financial information. Except for the filing of the financial statements and pro forma financial information, the Original Report is not being amended or updated in any other manner.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The audited consolidated financial statements of MicroEdge as of and for the years ended December 31, 2013 and 2012 are included as Exhibit 99.2 and are incorporated herein by reference.
The unaudited consolidated financial statements of MicroEdge as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 are included as Exhibit 99.3 and are incorporated herein by reference.
(b) Pro Forma Financial Information.
The unaudited pro forma condensed combined Balance Sheet as of September 30, 2014 and Statements of Comprehensive Income for the nine months ended September 30, 2014 and for the year ended December 31, 2013 for Blackbaud, reflecting the acquisition of MicroEdge, and the notes thereto are included as Exhibit 99.4 and are incorporated herein by reference.
(d) Exhibits
The following exhibits are filed with this current report:

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm.

99.2	Audited Consolidated Financial Statements of MicroEdge Holdings, LLC and Subsidiaries as of and for the years ended December 31, 2013 and 2012.

99.3	Unaudited Consolidated Financial Statements of MicroEdge Holdings, LLC and Subsidiaries as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013.

99.4
Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2014 and Unaudited Pro Forma Condensed Combined Statements of Comprehensive Income for the nine months ended September 30, 2014 and for the year ended December 31, 2013 for Blackbaud, Inc. and the notes thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	December 17, 2014	/s/ Anthony W. Boor
Anthony W. Boor
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)